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                                                                    EXHIBIT 23.3

                     [Fredrikson & Byron, P.A. Letterhead]


                                 June 14, 2000


The Board of Directors
Vascular Solutions, Inc.
2495 Xenium Lane
Plymouth, MN 55441

Board of Directors:

         We hereby consent to the reference of our firm under the heading "Experts" in this prospectus constituting part of the Registration Statement on Form S-1 relating to the issuance and sale of common stock by Vascular Solutions, Inc.


                                           Very truly yours,

                                           /s/ Steven J. Keough

                                           Steven J. Keough


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